UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2019

THEMAVEN, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 4, 2019, the Board of Directors of TheMaven, Inc. (the “Company”) adopted the Company’s 2019 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to seek to better secure and retain the services of a select group of persons, to provide incentives for those persons to exert maximum efforts for the success of the Company and its affiliates, and to provide a means by which those persons have an opportunity to benefit from increases in the value of the Company’s Common Stock through the granting of stock awards.

The Plan allows the Company to grant incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards and/or restricted stock units awards to acquire up to 48,364,018 shares of the Company’s Common Stock to the Company’s employees, directors and consultants.

The Company presently intends to issue stock awards under the Plan to purchase up to 43,967,289 shares of Common Stock to employees, directors and/or consultants of the Company, subject in each case to the vesting terms and conditions described below.

The stock awards will vest based on both time vesting and targets tied to the Company’s Common Stock as follows:

Time vesting:

•	A minimum of 12 months must have passed since the grant date; and
•	Vesting over three years from grant.

Stock Price Targets

•	The Common Stock must be listed on a national securities exchange (e.g., NASDAQ; NYSE); and
•	Incremental vesting upon achievement of certain stock price targets based on a 45-day VWAP during which time the average monthly trading volume of the Common Stock must be at least 15% of the Company’s aggregate market cap.

The foregoing is only a brief description of the Plan and is qualified in its entirety by reference to the Plan that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	2019 Equity Inventive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: April 5, 2019	By:	/s/ James C. Heckman
		Name:	James Heckman
		Title:	Chief Executive Officer